UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2011

State Street Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	001-07511	04-2456637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Lincoln Street, Boston, Massachusetts	02111
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 786-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

EXPLANATORY NOTE

State Street Corporation is filing this Amendment No. 1 on Form 8-K/A to its Current Report on Form 8-K dated May 18, 2011 (filed with the SEC on May 24, 2011) solely for the purpose of disclosing under Item 5.07 of Form 8-K its decision, following its annual meeting of shareholders, as to the frequency with which it expects to include a shareholder vote on the compensation of executives in future annual meeting proxy materials. This Amendment No. 1 does not otherwise revise the May 18, 2011 Form 8-K in any way.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At State Street Corporation’s annual meeting of shareholders held on May 18, 2011, State Street’s shareholders voted on an advisory proposal concerning the frequency of future advisory votes on executive compensation. As reported in State Street’s Current Report on Form 8-K dated May 18, 2011, at the meeting, consistent with the Board of Directors’ recommendation, shareholders cast the highest number of votes for an annual frequency instead of a biennial (every two years) or triennial (every three years) frequency. In light of this vote and other factors, the Board of Directors has determined that State Street will hold an annual advisory vote on executive compensation. State Street will re-evaluate this determination in connection with its next shareholder advisory vote regarding the frequency of future advisory votes on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

By:	/s/ David C. Phelan
Name:	David C. Phelan
Title:	Executive Vice President and General Counsel

Date: June 17, 2011

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